                                                                       EXHIBIT C

   TRANSACTIONS IN SHARES DURING THE PERIOD COMMENCING FROM THE 60-DAY PERIOD
                PRECEDING MARCH 31, 1999 THROUGH THE DATE HEREOF

                                      NONE